APPENDIX A
LIST OF FUNDS2
Effective September 18, 2025

Cambria Endowment Style ETF
Cambria Global Shareholder Yield ETF
Cambria Tax Aware ETF
Cambria Global EW ETF
Cambria US EW ETF

EA Series Trust     ALPS DISTRIBUTORS, INC.

By: /s/ Michael D. Barolsky        By: /s/ Stephen Kyllo
Name: Michael D. Barolsky        Name:     Stephen Kyllo
Title:     Secretary & Vice President        Title:     SVP & Director

2 This Appendix A may be amended from time to time upon execution of an amended Appendix A signed by the Parties hereto.

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